Exhibit 99.1

LiveOne (Nasdaq: LVO) Announces $11.3M Series A Preferred Stock Conversion to Common Stock at $2.10 per Share, Led by Harvest Small Cap Partners Master, Ltd. and Trinad Capital Master Fund

- Conversion Eliminates $2.0M of Annual Cash Dividends

- Eliminates $5M of Redeemable Mezzanine Equity

- Broadens Institutional Ownership to ~35%

- LiveOne Currently Eligible to Join Russell 2000 in May 2024

- LiveOne Acquired Additional 159,000 PODC Shares at a Price of $3 per Share During March 2024

LOS ANGELES, CA, April 03, 2024 -- Robert Ellin, the CEO and Chairman of LiveOne, stated, “Jeff Osher, the Managing Member of the Harvest Funds, has successfully invested and partnered in many of my companies for over 20 years. He is renowned as one of the best small cap investors around the globe. I’m honored and excited that Jeff has once again shown extraordinary confidence in choosing to convert his interest-bearing perpetual preferred stock into our common stock at $2.10 per share. As a result, we will save approximately $7M in FY 2025 in cash flow and this will provide us with the necessary reserves to execute our business model, buy back what we believe to be our undervalued stock and pursue accretive acquisitions.”

About LiveOne, Inc.

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company’s subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, Gramophone Media, Palm Beach Records, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, Quarterly Report on Form 10-Q for the quarter year ended December 31, 2023, filed with the SEC on February 13, 2024, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveOne IR Contact:
Liviakis Financial Communications, Inc.
(415) 389-4670
john@liviakis.com

Press Contact:
For LiveOne
press@liveone.com